Investor Presentation Fourth Quarter 2023 Richard P. Smith, President & Chief Executive Officer Dan K. Bailey, EVP & Chief Banking Officer John S. Fleshood, EVP & Chief Operating Officer Peter G. Wiese, EVP & Chief Financial Officer Exhibit 99.2

Safe Harbor Statement Investor Presentation | Fourth Quarter 20232 The statements contained herein that are not historical facts are forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond our control. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the conditions of the United States economy in general and the strength of the local economies in which we conduct operations; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the impacts of inflation, interest rate, market and monetary fluctuations on the Company's business condition and financial operating results; the impact of changes in financial services industry policies, laws and regulations; regulatory restrictions affecting our ability to successfully market and price our products to consumers; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learning; extreme weather, natural disasters and other catastrophic events that may or may not be caused by climate change and their effects on the Company's customers and the economic and business environments in which the Company operates; the impact of a slowing U.S. economy and decreases in housing and commercial real estate prices, potentially increased unemployment on the performance of our loan portfolio, the market value of our investment securities and possible other-than-temporary impairment of securities held by us due to changes in credit quality or rates; the availability of, and cost of, sources of funding and the demand for our products; adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, commodities prices, inflationary pressures and labor shortages on the economic recovery and our business; the impacts of international hostilities, wars, terrorism or geopolitical events; adverse developments in the financial services industry generally such as the recent bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; the costs or effects of mergers, acquisitions or dispositions we may make, as well as whether we are able to obtain any required governmental approvals in connection with any such activities, or identify and complete favorable transactions in the future, and/or realize the anticipated financial and business benefits; the regulatory and financial impacts associated with exceeding $10 billion in total assets; the negative impact on our reputation and profitability in the event customers experience economic harm or in the event that regulatory violations are identified; the ability to execute our business plan in new markets; the future operating or financial performance of the Company, including our outlook for future growth and changes in the level and direction of our nonperforming assets and charge-offs; the appropriateness of the allowance for credit losses, including the assumptions made under our current expected credit losses model; any deterioration in values of California real estate, both residential and commercial; the effectiveness of the Company's asset management activities managing the mix of earning assets and in improving, resolving or liquidating lower-quality assets; the effect of changes in the financial performance and/or condition of our borrowers; changes in accounting standards and practices; changes in consumer spending, borrowing and savings habits; our ability to attract and maintain deposits and other sources of liquidity; the effects of changes in the level or cost of checking or savings account deposits on our funding costs and net interest margin; increasing noninterest expense and its impact on our financial performance; competition and innovation with respect to financial products and services by banks, financial institutions and non-traditional competitors including retail businesses and technology companies; the challenges of attracting, integrating and retaining key employees; the vulnerability of the Company's operational or security systems or infrastructure, the systems of third-party vendors or other service providers with whom the Company contracts, and the Company's customers to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and data/security breaches and the cost to defend against and respond to such incidents; the impact of the recent cyber security ransomware incident on our operations and reputation; increased data security risks due to work from home arrangements and email vulnerability; failure to safeguard personal information, and any resulting litigation; the effect of a fall in stock market prices on our brokerage and wealth management businesses; the transition from the LIBOR to new interest rate benchmarks; the emergence or continuation of widespread health emergencies or pandemics; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and our ability to manage the risks involved in the foregoing. There can be no assurance that future developments affecting us will be the same as those anticipated by management. Additional factors that could cause results to differ materially from those described above can be found in our Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission (the “SEC”) and all subsequent filings with the SEC under Sections 13(a), 13(c), 14, and 15(d) of the Securities Act of 1934, as amended. Such filings are also available in the “Investor Relations” section of our website, https://www.tcbk.com/investor- relations and in other documents we file with the SEC. Annualized, pro forma, projections and estimates are not forecasts and may not reflect actual results. We undertake no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Tri Counties Bank Investor Presentation | Fourth Quarter 20233

Agenda • Most Recent Quarter Recap • Company Overview • Lending Overview • Deposit Overview • Financials 4 • Judi Giem, SVP & Chief Human Resources Officer • Peter Wiese, EVP & Chief Financial Officer • Dan Bailey, EVP & Chief Banking Officer • Rick Smith, President & Chief Executive Officer • John Fleshood, EVP & Chief Operating Officer • Craig Carney, EVP & Chief Credit Officer • Greg Gehlmann, SVP & General Counsel Executive Team (left to right) 4 Investor Presentation | Fourth Quarter 2023

Most Recent Quarter Highlights Investor Presentation | Fourth Quarter 20235 • Pre-tax pre-provision ROAA and ROAE were 1.70% and 15.32%, respectively, for the quarter ended December 31, 2023, and 2.21% and 21.59%, respectively, for the same quarter in the prior year • Our efficiency ratio was 58.7% for the quarter ended December 31, 2023, compared to 55.6% and 51.8% for the quarters ended September 30, 2023 and December 31, 2022, respectively Operating Leverage and Profitability • Net interest margin (FTE) of 3.81%, compared to 3.88% in the trailing quarter, and 4.34% in the quarter ended December 31, 2022, was influenced by the rising rate environment and balance sheet augmentation • Average yield on earning assets (FTE) of 5.10% was 16 basis points higher than the 4.94% in the trailing quarter, while the cost of interest-bearing liabilities increased 30 basis points to 2.01% from 1.71% Net Interest Income and Margin • Total loans grew by an annualized 5.1% while deposits declined by an annualized 8.8% • Loan to deposit ratio has grown to 86.7% at December 31, 2023 compared to 77.4% a year ago • Cash flows generated from investment securities were elevated during the current quarter with the sale of available-for-sale investment securities resulting in a pre-tax realized loss of $120,000 and an expected earn back period of less than 9-months Balance Sheet Management • Readily available and unused funding sources, which total approximately $3.9 billion and represent 50% of total deposits and 166% of total estimated uninsured deposits. • No reliance on brokered deposits or FRB borrowing facilities during the 2023 or 2022 Liquidity • The allowance for credit losses to total loans was 1.79% as of December 31, 2023, compared to 1.73% as of September 30, 2023, and 1.64% as of December 31, 2022 • We remain proactive in our approach to our allowance and the management of our loan portfolio but are not seeing systemic weakness and overall levels of non-performing loans remain historically low • Overall portfolio credit trends remain below historic averages with loans past due 30+ days to total loans remaining less than 0.30% at quarter end Credit Quality • Non-interest-bearing deposits comprised 34.8% of total deposits • Deposit betas remain low with a cycle-to-date deposit beta of 19.2% Diverse Deposit Base • Quarterly dividend of $0.30 or $1.20 annually • Approximately 1.2 million shares remain as being authorized for repurchase • Tangible capital ratio of 8.8% at December 31, 2023, an increase from 7.9% at September 30, 2023, due to both the retention of earnings as well as a reduction in the level of unrealized losses on A-F-S securities • Strength in core earnings is key to self-financed and self-funded growth • All regulatory capital ratios have grown year-over-year Capital Strategies

Company Overview Investor Presentation | Fourth Quarter 20236 Nasdaq: TCBK Headquarters: Chico, California Stock Price*: $42.97 Market Cap.: $1.43 Billion Asset Size: $9.91 Billion Loans: $6.79 Billion Deposits: $7.83 Billion Bank Branches: 69 ATMs: 86 Bank ATMs, with access to ~ 40,000 in network Market Area: TriCo currently serves 31 counties throughout California • As of close of business December 31, 2023

7 “Recurring Critical and Strategic Themes Noted in Recent Executive Discussions” • Continued Identification and Acquisition of New Customer Relationships While Expanding Services to Existing Customers – A Holistic Understanding of Their Balance Sheet and Ours • Capital – Balance of Regulatory and Shareholder Expectations • Scaling and Leverage – Meticulously Patient in Finding the Right Partner at the Right Time to Cross $10 Billion in Total Assets • Rationalization of Operating Costs Through the Relentless Pursuit of Redundant Expenses / Overlapping Vendor Services and Partially Implemented Technologies • Regulatory Focus Areas – Compliance (Including CRA & ESG) Data Governance and the Hurdles Associated with Merger Approvals • Active Monitoring of Loans for Early Warning Signs of Credit Deterioration and the Impact of Actual or Potential Global Events on Local Markets Investor Presentation | Fourth Quarter 2023

Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Net Income ($MM) $13.9 $15.0 $16.2 $23.2 $22.7 $23.1 $23.4 $22.9 $16.1 $7.4 $17.6 $23.6 $33.6 $28.4 $27.4 $28.2 $20.4 $31.4 $37.3 $36.3 $35.8 $24.9 $30.6 $26.1 Qtrly Diluted EPS $0.60 $0.65 $0.53 $0.76 $0.74 $0.75 $0.76 $0.75 $0.53 $0.25 $0.59 $0.79 $1.13 $0.95 $0.92 $0.94 $0.67 $0.93 $1.12 $1.09 $1.07 $0.75 $0.92 $0.78 $0.00 $0.40 $0.80 $1.20 $0 $4 $8 $12 $16 $20 $24 $28 $32 $36 $40 Q tr ly E P S ( di lu te d) E a rn in gs ( in M ill io n s) Positive Earnings Track Record Investor Presentation | Fourth Quarter 20238 July 2018 Acquired FNB Bancorp ($1.2B assets) March 2022 Acquired Valley Republic Bancorp ($1.4B assets) 2020 Elevated ACL Provisioning Associated with COVID Related Risks

$0.52 $0.60 $0.74 $0.53 $1.13 $0.67 $1.07 $0.58 $0.65 $0.75 $0.25 $0.95 $0.93 $0.75 $0.51 $0.53 $0.76 $0.59 $0.92 $1.12 $0.92 $0.76 $0.75 $0.79 $0.94 $1.09 $0.78 $1.74 $2.54 $3.00 $2.16 $3.94 $3.83 $3.52 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 $5.00 2017 2018 2019 2020 2021 2022 2023 Q1 Q2 Q3 Q437% 27% 27% 41% 25% 29% 34% 2017 2018 2019 2020 2021 2022 2023 8.10% 10.75% 10.49% 7.18% 12.10% 11.67% 10.65% 2017 2018 2019 2020 2021 2022 2023 $0.15 $0.17 $0.19 $0.22 $0.25 $0.25 $0.30 $0.17 $0.17 $0.19 $0.22 $0.25 $0.25 $0.30 $0.17 $0.17 $0.22 $0.22 $0.25 $0.30 $0.30 $0.17 $0.19 $0.22 $0.22 $0.25 $0.30 $0.30 $0.66 $0.70 $0.82 $0.88 $1.00 $1.10 $1.20 $0.00 $0.25 $0.50 $0.75 $1.00 $1.25 2017 2018 2019 2020 2021 2022 2023 Q1 Q2 Q3 Q4 Shareholder Returns Investor Presentation | Fourth Quarter 20239 Dividends per Share: 11.4% CAGR* Dividends as % of Earnings Return on Avg. Shareholder Equity Diluted EPS • Compound Annual Growth Rate, 5 years

Consistent Growth Investor Presentation | Fourth Quarter 202310 Organic Growth and Disciplined Acquisitions  Asset Dollars in Billions. 10 yrs.5 yrs. 13.6%9.2% CAGR, Assets Trailing 10 years Trailing 4 quarters

11 Investor Presentation | Fourth Quarter 2023 Deposits 11

Liability Mix: Strength in Funding Investor Presentation | Fourth Quarter 202312 Total Deposits = $7.83 billion 91.4% of Funding Liabilities Liability Mix 12/31/2023  Peer group consists of 99 closest peers in terms of asset size, range $4.7-11.5 Billion; source: BankRegData.com  Net Loans includes LHFS and Allowance for Credit Loss; Core Deposits = Total Deposits less CDs > 250k and Brokered Deposits (0.03% Funding Cost) Non Interest- bearing Demand Deposits, 31.1% Interest-bearing Demand & Savings Deposits, 50.4% Time Deposits, 8.0% Borrowings & Subordinated Debt, 8.4% Other liabilities, 2.1% 7 2 .6 7 1 .8 7 0 .1 6 6 .9 6 6 .0 6 6 .4 6 9 .1 7 2 .1 7 6 .5 7 9 .5 8 0 .4 8 4 .0 8 7 .7 0 20 40 60 80 100 120 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 Loans to Core Deposits (%) TCBK Peers 3 9 .7 4 0 .3 4 0 .7 4 0 .7 4 0 .4 4 1 .1 4 1 .2 4 2 .5 4 2 .0 4 0 .3 3 8 .0 3 5 .7 3 4 .8 0 10 20 30 40 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 Non Interest-bearing Deposits as % of Total Deposits TCBK Peers

Deposits: Strength in Cost of Funds Investor Presentation | Fourth Quarter 202313  Balances presented in millions, end of period  Relationship focused pricing for retention and acquisition  Continued best in class total deposit Beta, 19.2% cycle to date $345 $328 $324 $327 $298 $349 $327 $304 $224 $346 $492 $588 $697 $3,580 $3,769 $3,824 $3,967 $4,090 $4,783 $4,825 $4,674 $4,603 $4,443 $4,530 $4,564 $4,414 $2,582 $2,767 $2,844 $2,943 $2,980 $3,583 $3,604 $3,678 $3,502 $3,237 $3,073 $2,858 $2,723 $6,506 $6,863 $6,992 $7,237 $7,367 $8,714 $8,757 $8,656 $8,329 $8,026 $8,095 $8,010 $7,834 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23

$219 $191 $145 $130 $292 - 100 200 300 400 500 600 700 800 $0-$100k >$100k-$250k >$250k - $500k >$500k - $1mln >$1mln $253 $218 $197 $198 $670 - 100 200 300 400 500 600 700 800 $411 $281 $190 $139 $237 - 100 200 300 400 500 600 700 800 $815 $495 $307 $205 $470 - 100 200 300 400 500 600 700 800 G re a te r C h ic o $589 $288 $151 $88 $102 - 100 200 300 400 500 600 700 800 Prior Quarter N o rt h er n Deposits by Region Investor Presentation | Fourth Quarter 202314  Excludes bank owned operational deposits, public funds, and Direct Banking division.  CD Balances added Q4-2024 to Regional pools. $1.218 billion, total $2.292 billion, total $1.258 billion, total $1.536 billion, total $0.977 billion, total S a cr am en to V a lle y C e nt ra l V a lle y B a y A re a

Business $3,342 Consumer $3,708 # 35,031 # 201,891 Deposits: Demand & Savings Deposit Mix Investor Presentation | Fourth Quarter 202315 [1] Excludes time deposits, bank owned operational deposits and public funds. Balance Tier, $ millions [1]Total Demand & Savings ($ millions exterior, count interior) 169 523 483 455 428 437 1,366 1,563 837 469 280 374 Consumer Business Prior Quarter, Total

73.2 72.7 72.5 71.2 70.3 66.3 66.3 66.5 67.6 71.2 68.9 70.1 69.8 64.9 63.8 63.6 63.7 62.8 62.3 62.8 62.9 64.0 68.8 68.5 68.3 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Insured Deposits as % of Total Deposits [2][3] TCBK Peers 25.2 21.5 21.9 19.0 17.6 18.6 19.8 21.8 22.8 25.3 25.3 25.3 30.8 40.1 37.5 37.2 35.7 34.2 37.1 36.3 35.7 39.6 50.4 55.9 55.3 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 Pledged Securities as % of Total Securities [3] TCBK Peers $2,922 $1,559 $51 Liquidity Sources [1] Total Borrow Capacity Unpledged Securities AFS Cash Liquidity Investor Presentation | Fourth Quarter 202316 [1] $ millions, as of 12/31/2023, cash based upon total held at or in transit with FRB [2] Based upon estimated uninsured deposits reported in Call Report schedule RC-O includes demand and time deposits [3] Peer group consists of closest 99 peers in terms of assets, sourced from BankRegData.com $4.5 Billion 191% of estimated uninsured deposits  In addition to a strong deposit base, the bank maintains a variety of easily accessible funding sources

Investor Presentation | Fourth Quarter 2023 Loans and Credit Quality 1717

Loan Portfolio and Yield Investor Presentation | Fourth Quarter 202318  Q1 2021 increase includes $98MM Jumbo Mortgage pool purchase  End of period balances are presented net of fees and include LHFS. Yields based on average balance and annualized quarterly interest income.  Acquired VRB Loans of $795MM upon 3/25/2022 with a WAR of 4.31%. $4,022 $4,111 $4,381 $4,386 $4,407 $4,443 $4,610 $4,711 $4,739 $4,859 $5,796 $6,097 $6,313 $6,452 $6,422 $6,521 $6,709 $6,795 5.24% 5.44% 5.23% 5.05% 4.78% 5.09% 5.15% 4.86% 4.92% 4.96% 4.69% 4.73% 4.88% 5.10% 5.21% 5.38% 5.52% 5.64% 3.50% 4.50% 5.50% 6.50% $0 $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 2018 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1-2022 Q2-2022 Q3-2022 Q4-2022 Q1-2023 Q2-2023 Q3-2023 Q4-2023 Non-PPP PPP Loans Loan Yield Loan Yield Excl PPP

$178 $199 $165 $250 $464 $285 $303 $412 $396 $473 $446 $250 $159 $170 $247 $193 -$118 -$139 -$131 -$166 -$241 -$192 -$243 -$250 -$225 -$205 -$270 -$110 -$92 -$107 -$83 -$110 $6 -$56 -$20 -$47 -$59 $6 -$33 -$47 $4 $33 $42 -$4 -$94 $36 $22 Q1-2020 Q2-2020 Q3-2020 Q4-2020 Q1-2021 Q2-2021 Q3-2021 Q4-2021 Q1-2022 Q2-2022 Q3-2022 Q4-2022 Q1-2023 Q2-2023 Q3-2023 Q4-2023 Origination Payoffs Balance Change net of Originations and Payoffs Gross Production vs. Payoff Investor Presentation | Fourth Quarter 202319  Outstanding Principal in Millions, excludes PPP  Includes Q1 2021 increase of $98MM and Q4 2020 increase of $40MM in Jumbo Mortgage pool purchases  $800MM in outstanding at close of Q1-2022 related to VRB Acquisitions ($795MM at acquisition) excluded from the chart TCBK originated nearly $1.5 billion in 2021, while facing headwinds of an increased $372 million in payoffs during 2021. In addition to the nearly $0.8 billion in non-PPP loan originations in 2020, TCBK originated over $0.4 billion in PPP loans. Originations and net loan growth in 2022 were supportive of the positive mix shift in earning assets and facilitated both NII and NIM expansion. Slower pace of originations commensurate with market rate changes, liquidity management, and NIM preservation.

Diversified Loan Portfolio


CRE Non-Owner Occupied
4Q-2023 $2,218
4Q-2022 $2,150
CRE-Owner Occupied
4Q-2023 $956
4Q-2022 $982
Multifamily
4Q-2023 $950
4Q-2022 $945
SFR 1-4 Term
4Q-2023 $884
4Q-2022 $792
Commercial & Industrial
4Q-2023 $586
4Q-2022 $563
SFR HELOC and Junior Liens
4Q-2023 $357
4Q-2022 $393
Constructio n
4Q-2023 $347
4Q-2022 $215
Agriculture & Farmland
4Q-2023 $416
4Q-2022 $341
Auto & Other
4Q-2023 $73
4Q-2022 $55


Agriculture & Farmland 6%
Auto & Other 1%
Construction 5%
SFR HELOC and Junior Liens 5%
Commercial & Industrial 9%
CRE Non-Owner Occupied 33%
SFR 1-4 Term 13%
Multifamily 14%
CRE-Owner Occupied 14%

CRE Non Own By Collateral	Loans, net ($MM)	# Loans	% of CRE NOO
Retail	$570	349	26%
Office	$462	364	21%
Hotel/Motel	$331	94	15%
Light Industrial	$166	183	7%
Mixed Use, Retail	$137	93	6%
Self Storage	$134	49	6%
Warehouse	$103	116	5%
Mixed Use, Office	$44	40	2%
Other (18 Types)	$271	217	12%
Total	$2,218	1,505	100%

- Dollars in millions, Net Book Value at period end, excludes LHFS;
- Auto & other includes Leases; Commercial & Industrial includes six Municipality Loans for $20.4 mln.

20 Investor Presentation | Fourth Quarter 2023
trico bancshares

Office RE Collateral Investor Presentation | Fourth Quarter 202321  Graph circle size represent total loan Commitments in the Region; regional assignment based upon zip code of collateral  CRE loans secured by office collateral represents 9.6% of total Loan Portfolio Commitments. California Office Secured by Region Regions by Collateral Code Regions by Occupancy Type Wtd Avg LTV Net Book Balance (Avg) Net Book BalanceCommitmentsLoan Count TCBK Community Banking Regions 60.4%$ 1,002,301 $ 305,701,666 $ 331,917,917 302Central Valley 50.8%1,373,114 166,146,827 177,180,724 121Bay Area 60.0%900,701 157,622,703 165,769,178 175Sacramento Valley 63.2%615,469 76,318,105 78,903,894 124Chico 59.8%1,584,756 49,127,431 53,168,340 31Southern 60.9%362,034 19,911,868 22,558,533 55Northern 51.8%1,275,919 21,690,628 21,753,355 17Outside CA 58.3%$961,980 $796,519,229 $851,251,941 828Total

70% 52% 80% 62% 89% 72% 39% 49% 29% 46% 20% 38% 11% 24% 60% 44% 2% 3% 0% 0% 0% 4% 1% 7% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Retail Building Office Building Hotel/Motel Light Industrial Self Storage Other Multifamily CRE Owner Occupied <= 60% > 60% - 75% > 75% CRE Collateral Values Investor Presentation | Fourth Quarter 202322 Distribution by LTV (1) LTV Range (1) LTV as of most recent origination or renewal date. CRE Non-Owner Occupied by Collateral Type

$2,238 $2,172 $954 $950 $354 $391 $581 $565 $963 $990 $885 $794 $351 $218 $420 $346 $69 $54 $151 $150 $59 $61 $660 $631 $670 $593 $64 $59 $313 $312 $134 $235 $8 $8 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 4Q-2023 4Q-2022 CRE Non-Owner Occupied Multifamily SFR HELOC and Junior Liens Commercial & Industrial CRE-Owner Occupied SFR 1-4 Term Construction Agriculture & Farmland Auto & Other Outstanding Principal ($MM) Unfunded Commitment ($MM) Unfunded Loan Commitments Investor Presentation | Fourth Quarter 202323 HELOCs – by vintage, with weighted avg. coupon (8.86% total WAC)  Outstanding Principal and Commitments exclude unearned fees and discounts/premiums, Leases, DDA Overdraft, and Credit Cards  PPP Excluded from C&I for $0.4 million and $0.6 million in Outstanding Principal as of Q4 2023 and Q4 2022, respectively. 7.50% 8.00% 8.50% 9.00% 9.50% 10.00% $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 20232022202120202019201820172016201520142013201220112010<2010 Private Balance (MM) Unfunded (MM) WA Rate 9.63% 8.28% 8.55% 8.91%8.99% 9.27%9.27%9.23% 8.95% 9.37% 8.64%8.71% 9.63% 8.72%8.77%

C&I Utilization Investor Presentation | Fourth Quarter 202324  Excludes PPP loans; Outstanding Principal excludes unearned fees and discounts/premiums ($ millions)  C&I yield change generally remain tied to changes in the Prime Rate.  Paired with treasury management services, C&I customers will be a continued source of noninterest bearing deposits. C&I Utilization by NAICS Industry: 4Q-2023 $197 $187 $206 $186 $191 $448 $476 $509 $544 $527 $550 $574 $560 $372 $384 $360 $353 $339 $552 $547 $603 $593 $628 $653 $647 $670 43% 35% 33% 36% 35% 36% 45% 47% 46% 48% 46% 46% 47% 4.91% 4.85% 4.84% 4.97% 4.96% 4.46% 5.12% 6.11% 6.79% 7.31% 7.60% 7.89% 7.88% 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 4Q-2020 1Q-2021 2Q-2021 3Q-2021 4Q-2021 1Q-2022 2Q-2022 3Q-2022 4Q-2022 1Q-2023 2Q-2023 3Q-2023 4Q-2023 Outstanding Principal ($MM) Unfunded Commitment Utilization WAR $190 $43 $60 $74 $50 $27 $28 $14 $73 $209 $95 $52 $37 $33 $37 $11 $15 $180 48% 31% 53% 66% 60% 42% 72% 49% 29% 0% 5000% 10000% 15000% 20000% Oil & Gas Extraction Construction Wholesale Finance and Insurance Real Estate Healthcare Trans and Warehouse Retail Trade Other (14 Categories) Outstanding (mln) Unfunded (mln)

Fixed 39% Adjustable 47% Floating 14% Loan Yield Composition Investor Presentation | Fourth Quarter 202325  Dollars in millions, excludes PPP as well as unearned fees and accretion/amortization therein  Wtd Avg Rate (weighted average rate) as of 12/31/2023 and based upon outstanding principal; Next Reprice signifies either the next scheduled reprice date or maturity. 99% of Floating benchmarked to Prime Predominantly benchmarked to 5 Year Treasury 61% Adjustable + Floating $985 $411 $378 $518 $672 $762 $463 9.07% 6.22% 4.54% 4.28% 4.64% 5.26% 4.67% 9.11% 7.47% 6.81% 7.03% 6.77% 6.93% 7.06% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% - 100 200 300 400 500 600 700 800 900 1,000 Monthly (Floating) < 1 Year 1 - 2 Years 2 - 3 Years 3 - 4 Years 4 - 5 Years > 5 Years Adjustable Loans, Principal Outstanding ($MM) Adj Wtd Avg Rate Adj Wtd Avg Rate if Repriced 12/31/2023

Allowance for Credit Losses Investor Presentation | Fourth Quarter 202326 Drivers of Change under CECL  Loan portfolio growth of $86 million in Q4  Growth driven by CRE NOO, Ag production and Construction segments  Primarily driven by econometric factor BBB yield  Gross charge-offs $0.749 million  Gross recoveries $0.419 million 1.73% of Total Loans 1.79% of Total Loans  Driven by specific reserve increase $1.528MM, majority in Ag production  Excludes gross charge-offs Scaled to reflect $110MM

Allowance for Credit Losses Investor Presentation | Fourth Quarter 202327 Allocation of Allowance by Segment

Risk Grade Migration Investor Presentation | Fourth Quarter 202328  Zero balance in Doubtful and Loss 85.0%86.0%87.8%87.8%89.0%87.8% 12.1%11.4%8.8%9.2%8.0%9.7% 1.5%1.4%2.4%2.0%2.0%1.8% 1.3%1.2%1.0%1.0%1.1%0.8% 0% 20% 40% 60% 80% 100% 4Q-20233Q-20232Q-20231Q-20234Q-20223Q-2022 Pass Watch Special Mention Substandard

342% 297% 263% 293% 281% 690% 831% 586% 501% 686% 320% 401% 392% 1 7 9% 1 8 7% 1 9 4% 1 9 7% 2 1 0% 2 1 7% 3 1 0% 3 2 2% 3 0 5% 3 1 5% 2 9 8% 2 4 5% 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 TCBK Peers Asset Quality Investor Presentation | Fourth Quarter 202329  Peer group consists of 99 closest peers in terms of asset size, range $6.0-13.7 Billion, source: BankRegData.com  NPA and NPL ratios displayed are net of guarantees. Peer Data for NPA update from Q1-2021 forward. Coverage Ratio: Allowance as % of Non-Performing Loans  The Bank continues to actively and aggressively address potential credit issues with short resolution timelines.  Over the past three years both the Bank’s total non-performing assets and coverage ratio have remained better than peers. Non-Performing Assets as a % of Total Assets 0.38% 0.38% 0.42% 0.37% 0.38% 0.17% 0.15% 0.21% 0.25% 0.20% 0.40% 0.32% 0.35% 0.75% 0.68% 0.64% 0.60% 0.50% 0.46% 0.34% 0.34% 0.32% 0.37% 0.39% 0.48% 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 2022 Q4 2023 Q1 2023 Q2 2023 Q3 2023 Q4 TCBK Peers

Financials 3030 Investor Presentation | Fourth Quarter 2023

Net Interest Income (NII) and Margin (NIM) Investor Presentation | Fourth Quarter 202331

Net Interest Income (NII) and Margin (NIM) Investor Presentation | Fourth Quarter 202332

0.89% 1.24% 1.43% 0.91% 1.43% 1.28% 1.19% 2017 2018 2019 2020 2021 2022 2023 1.70% 1.73% 1.94% 1.83% 1.91% 1.97% 1.87% 2017 2018 2019 2020 2021 2022 2023 65.4% 63.7% 59.7% 58.4% 53.2% 53.0% 55.8% 2017 2018 2019 2020 2021 2022 2023 4.22% 4.30% 4.47% 3.96% 3.58% 3.88% 3.96% 2017 2018 2019 2020 2021 2022 2023 Current Operating Metrics Investor Presentation | Fourth Quarter 202333 Net Interest Margin (FTE) PPNR as % of Average Assets Efficiency Ratio ROAA  2023 values through the nine months ended 9/30/2023, annualized where applicable

9.3% 9.5% 10.6% 9.3% 9.2% 7.6% 8.8% 2017 2018 2019 2020 2021 2022 2023 14.1% 14.4% 15.1% 15.2% 15.4% 14.2% 14.7% 2017 2018 2019 2020 2021 2022 2023 11.7% 12.5% 13.3% 12.9% 13.2% 11.7% 12.2% 2017 2018 2019 2020 2021 2022 2023 13.2% 13.7% 14.4% 14.0% 14.2% 12.4% 12.9% 2017 2018 2019 2020 2021 2022 2023 Well Capitalized Investor Presentation | Fourth Quarter 202334 Tier 1 Capital Ratio Total Risk Based Capital CET1 Ratio Tangible Capital Ratio  2023 values at quarter ended 12/31/2023

XYZ Investor Presentation | Fourth Quarter 202335 Pending update – no material change to format